UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

______________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

On February 14, 2010 the Company held initial closings and accepted subscriptions for $65,000 in a private placement offering of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing 2,600,000 shares of Common Stock. In addition, and through the date hereof, the Company has received additional subscriptions which bring the total subscriptions to $1,154,500 for a total of 46,180,000 shares of Common Stock. The offer and sale of these shares was made solely to "Accredited Investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). We engaged in no general solicitation or advertising with regard to the offering. Accordingly, the offer and sale of these shares was exempt under Rule 506 of Regulation D under the Securities Act.

Following the issuance of common stock as described above, our total issued and outstanding common stock will be 165,133,712 shares.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 21, we released the press release furnished herewith as Exhibit 99.1

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement for Common Stock
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: February 21, 2019	By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer